EXHIBIT 32

Certification Pursuant to Rule 13a-14(b)/15d-14(b) of the Securities Exchange Act of 1934

And 18 U.S.C. Section 1350

Elton Alderman, Chairman, President and Chief Executive Officer of Prolong International Corporation (the “Company”), and Thomas C. Billstein, Chief Operating Officer of the Company, each certifies, pursuant to Rule 13a-14(b)/15d-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that:

(1)	the Quarterly Report on Form 10-QSB for the period ended September 30, 2005 (the “Report”) fully complies with the requirements of Section 13a or 15d of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m(a) or 780(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 21, 2005	/s/ Elton Alderman
Elton Alderman, Chairman, President and Chief Executive Officer
(Principal Executive Officer)

Dated: November 21, 2005	/s/ Thomas C. Billstein
Thomas C. Billstein, Chief Operating Officer
(Principal Financial Officer)